EXHIBIT 10.1

RESTRICTED STOCK
UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (“Agreement”) is made as of ___________, 201X, (“Date of Grant”), by Applied Energetics, Inc., a Delaware Corporation (the “Company” or “Applied Energetics”) and ___________________ (the “Grantee”). At the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) and the approval of the Board of the Company in connection with its administration of the Company’s 200X Stock Incentive Plan, as may be amended from time to time (the “Plan”), pursuant to this Agreement the Grantee is receiving a restricted stock unit Award (“Award”) under Plan. The Award constitutes an Other Stock Based Award (as defined under the Plan) and is a grant of ______ Applied Energetics Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of common stock, par value $0.001 per share (“Common Stock”) the Company subject to the fulfillment of the vesting conditions set forth in this Agreement. The Award constitutes an Other Stock-Based Award under the Plan, and is being submitted to Grantee in accordance with Section 9(b) of the Plan. It is a condition to Grantee receiving the Award that Grantee accept the terms, conditions and restrictions applicable to the Restricted Stock Units as set forth in this Agreement.

The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards Restricted Stock Units to Grantee on the following terms and conditions:

1.         Award of Restricted Stock Units. The Company hereby grants to Grantee ___________________________ Restricted Stock Units subject to the terms and conditions set forth below.

2.         Restrictions. The Restricted Stock Units are being awarded to Grantee subject to the transfer and forfeiture conditions set forth below and those set forth in the Plan (the “Restrictions”) which shall lapse, if at all, as described in Section 3 below. For purposes of this Award, the term Restricted Stock Units includes any additional Restricted Stock Units granted to the Grantee with respect to Restricted Stock Units still subject to the Restrictions (as a result of a stock split or combination, stock dividend or other recapitalization of the Common Stock).

a.
Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Restricted Stock Units still subject to Restrictions. The Restricted Stock Units shall be forfeited if Grantee violates or attempts to violate the Restrictions.

b.
Any Restricted Stock Units still subject to the Restrictions shall be automatically forfeited immediately upon the Grantee’s termination of employment with Applied Energetics or a Subsidiary for any reason, other than death, Disability or Retirement.

The Company will not be obligated to pay Grantee any consideration whatsoever for forfeited Restricted Stock Units.

3.         Lapse of Restrictions.

a.	The Restrictions applicable to the Restricted Stock Units shall lapse, as long as the Restricted Stock Units have not been forfeited as described in Section 2 above, as follows:

(i)
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b.	To the extent the Restrictions lapse under this Section 3 with respect to the Restricted Stock Units, they will be free of the terms and conditions of this Award.

4.         Adjustments. If the number of outstanding shares of Common Stock is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Restricted Stock Units subject to this Award shall be adjusted to correspond to the change in the outstanding Common Stock.

5.         Delivery of Certificates. Upon the lapse of Restrictions applicable to the Restricted Stock Units, the Company shall deliver to the Grantee a certificate representing a number of shares of Common Stock equal to the number of Restricted Stock Units upon which such Restrictions have lapsed.

Pursuant to its authority under Section 2(vi) and Section 12 of the Plan, the Board has determined that the Grantee may not elect, pursuant to Section 2(vi) and Section 12 of the Plan, to defer the receipt of Common Stock upon the lapse of Restrictions. By entering into this Agreement, the Company and the Grantee agree that the Grantee shall not have any right under Section 2(vi) and Section 12 of the Plan to make such Elective Deferrals with respect to the Restricted Stock Units.

6.         Withholding Taxes. The Company is entitled to withhold an amount equal to Applied Energetics’ required minimum statutory withholdings taxes for the respective tax jurisdiction attributable to any share of Common Stock or property deliverable in connection with the Restricted Stock Units. The Board or Committee may permit Grantee to satisfy any withholding obligation in whole or in part by electing to have Applied Energetics retain Common Stock deliverable in connection with the Restricted Stock Units having a Fair Market Value on the date the Restrictions applicable to the Restricted Stock Units lapse equal to the minimum amount required to be withheld. “Fair Market Value” for this purpose shall be determined in accordance with the terms of the Plan.

7.        Voting and Other Rights.

a.
Grantee shall have no rights as a stockholder of the Company in respect of the Restricted Stock Units, including the right to vote and to receive dividends and other distributions (except as otherwise provided in Section 4 of this Agreement), until delivery of certificates representing shares of Common Stock in satisfaction of the Restricted Stock Units.

b.
The grant of Restricted Stock Units does not confer upon Grantee any right to continue in the employ of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary, to terminate Grantee’s employment at any time.

8.       Nature of Award. By entering into this Agreement, the Grantee acknowledges his or her understanding that the grant of Restricted Stock Units under this Agreement is completely at the discretion of Applied Energetics, and that Applied Energetics’ decision to make this Award in no way implies that similar awards may be granted in the future. In addition, the Grantee hereby acknowledges that he or she has entered into employment with Applied Energetics or a Subsidiary upon terms that did not include this Award or similar awards, that his or her decision to continue employment is not dependent on an expectation of this Award or similar awards, and that any amount received under this Award is considered an amount in addition to that which the Grantee expects to be paid for the performance of his or her services.

9.       Funding. No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Restricted Stock Units awarded hereunder. The grant of Restricted Stock Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

10.     Registration. The Company has filed a registration statement with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award. The Company intends to maintain the effectiveness of the registration statement, but has no obligation to do so. If the registration statement is not effective, Grantee will not be able to transfer or sell the shares issued to Grantee pursuant to this Award unless exemptions from registration under the applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Grantee agrees that any resale by Grantee of the shares of Common Stock issued pursuant to the Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time. The Company shall not be obligated to either issue the shares of Common Stock subject to the Award, or permit the resale of any shares of Common Stock subject to the Plan, if such issuance or resale would violate any such requirements.

11.      Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed according to the internal law and not the law of conflicts of the State of Delaware.

12.      Waiver. The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or any other provision hereof.

13.      Actions by the Board or Committee. The Board or Committee may delegate its authority to administer this Agreement. The actions and determinations of the Board or Committee or delegate shall be binding upon the parties.

14.      Acceptance of Terms and Conditions. By accepting this Award within 30 days after the date of your receipt of this Agreement, you agree to be bound by the foregoing terms and conditions, the Plan and any and all rules and regulations established by Applied Energetics in connection with awards issued under the Plan. If you do not accept this Award within 30 days of your receipt of this Agreement, you will not be entitled to the Restricted Stock Units.

15.      Plan Documents. The Plan is available from the Company's corporate headquarters at 3590 E. Columbia Street, Tucson, AZ 85714, Attention: Chief Financial Officer.

Employee Name, Grantee

Date: _________________

APPLIED ENERGETICS, INC.

By:
Name: ________________
Title: _________________
Date: _________________